UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported):	August 25, 2005

(Exact name of registrant as specified in its charter)

Delaware	1-7724	39-0622040
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

10801 Corporate Drive, Pleasant Prairie, Wisconsin 53158-1603
(Address of principal executive offices)

Registrant's telephone number, including area code:  (262) 656-5200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Other Events

On August 25, 2005, Snap-on Incorporated’s (the “Company”) Board of Directors (the “Board”) revised the cash compensation for its non-management directors. This Board action occurred after reviewing the average cash compensation for peer group companies and after taking into consideration the time required for Board and committee meeting preparation and attendance. After the revision, Snap-on’s non-management Directors will be compensated at the average currently paid to peer group company directors.

Effective October 1, 2005, non-employee directors will receive an annual retainer of $75,000 in lieu of the prior retainer, Board and committee meeting fees. Non-employee committee chairs will receive an annual chair fee of $10,000, except for the chair of the Audit Committee who will receive an annual chair fee of $15,000. In addition, Audit Committee members, except for the Audit Committee Chair, will receive an additional annual fee of $7,500.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, Snap-on Incorporated has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SNAP-ON INCORPORATED
Date: August 31, 2005	By: /s/ Susan F. Marrinan
Susan F. Marrinan, Vice President,
Secretary and Chief Legal Officer

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